                                  US BANK PLAZA
                              BELLEVUE, WASHINGTON

                             OFFICE LEASE AGREEMENT

                                     BETWEEN

                       EOP OPERATING LIMITED PARTNERSHIP,
                         A DELAWARE LIMITED PARTNERSHIP
                                  ("LANDLORD")

                                       AND

                               LIGHTBRIDGE, INC.,
                             A DELAWARE CORPORATION
                                   ("TENANT")

                             OFFICE LEASE AGREEMENT

      THIS OFFICE LEASE AGREEMENT (the "LEASE") is made and entered into as of the 10th day of August, 2004, by and between EOP OPERATING LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP ("LANDLORD") and LIGHTBRIDGE, INC., A DELAWARE CORPORATION ("TENANT"). The following exhibits and attachments are incorporated into and made a part of this Lease: EXHIBIT A (Outline and Location of Premises), EXHIBIT A-1 (Outline and Location of Must Take Space), EXHIBIT A-2 (Legal Description), EXHIBIT B (Expenses and Taxes), EXHIBIT C (Work Letter), EXHIBIT C-1 (Must Take Space Work Letter), EXHIBIT D (Commencement Letter), EXHIBIT E (Building Rules and Regulations), EXHIBIT F (Additional Provisions) and EXHIBIT G (Janitorial Specifications).

1. BASIC LEASE INFORMATION.

      1.01 "BUILDING" shall mean the building located at 10800 NE 8th Street, Bellevue, Washington, commonly known as US Bank Plaza. "RENTABLE SQUARE FOOTAGE OF THE BUILDING" is deemed to be 137,373 square feet.

      1.02 "PREMISES" shall mean the area shown on EXHIBIT A-1 to this Lease. The Premises is located on the 6th floor and known as suite 600. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. The "RENTABLE SQUARE FOOTAGE OF THE PREMISES" is deemed to be 14,148 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

      1.03  "BASE RENT":

                             ANNUAL RATE        MONTHLY
     MONTHS OF TERM        PER SQUARE FOOT     BASE RENT
-----------------------    ---------------    ----------
   Commencement Date
    through 9/30/05            $11.75         $13,853.25
10/1/05 through 9/30/06        $12.25         $14,442.75
10/1/06 through 9/30/07        $12.75         $15,032.25
10/1/07 through 9/30/08        $13.25         $15,621.75
10/1/08 through 9/30/09        $13.75         $16,211.25

                  Notwithstanding anything in this Section 1.03 to the contrary, so long as Tenant is not in default under this Lease, Tenant shall be entitled to an abatement of Rent (Base Rent and Additional Rent) in the approximate amount of $23,297.04 per month (i.e. $13,853.25 in Base Rent and approximately $9,443.79 in Additional Rent) for the first 3 consecutive full calendar months of the Term (the "RENT ABATEMENT PERIOD"). The total amount of Rent abated during the Rent Abatement Period shall equal approximately $69,891.12 (the "ABATED RENT"). If Tenant defaults at any time during the Term and fails to cure such default within any applicable cure period under the Lease, all unamortized Abated Rent (i.e. based upon the amortization of the Abated Rent in equal monthly amounts during the initial Term, without interest) shall immediately become due and payable. The payment by Tenant of the Abated Rent in the event of a default shall not limit or affect any of Landlord's other rights, pursuant to this Lease or at law or in equity. During the Rent Abatement Period, only Base Rent and Tenant's Pro Rata Share of Expenses and Taxes shall be abated and any other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

      1.04 "TENANT'S PRO RATA SHARE": 10.2990% (subject to Section I.B.2 of EXHIBIT F).

      1.05  "BASE YEAR" [INTENTIONALLY OMITTED]

      1.06 "TERM": A period of 60 months and any partial month at the beginning of the Term. Subject to Section 3, the Term shall commence on September 15, 2004 (the "COMMENCEMENT DATE") and, unless terminated early in accordance with this Lease, end on September 30, 2009 (the "TERMINATION Date").

      1.07 Allowance(s): $52,607.87 (i.e., $10.63 multiplied by the Rentable Square Footage of the Must-Take Space) towards the cost of Initial Alterations (defined in EXHIBIT C-1) to the Must Take Space, as further described in EXHIBIT C-1 (Must Take Space Work Letter). In addition, as further described in the Work Letter attached hereto as EXHIBIT C, Landlord shall perform work in the Premises up to a maximum amount of $176,850.00, as provided in EXHIBIT C.

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      1.08  "SECURITY DEPOSIT": $31,325.34, as more fully described in Section
            6.

      1.09 "GUARANTOR(S)": As of the date of this Lease, there are no Guarantors.

      1.10 "BROKER(S)": Colliers International ("TENANT'S BROKER"), which represented Tenant in connection with this transaction, and Equity Office Properties Management Corp. ("LANDLORD'S BROKER"), which represented Landlord in connection with this transaction.

      1.11  "PERMITTED USE": General office use.

      1.12  "NOTICE ADDRESS(ES)":

Landlord:                                  Tenant:
EOP Operating Limited Partnership
c/o Equity Office Management, L.L.C.       Lightbridge, Inc.
701 5th Avenue                             30 Corporate Drive
Suite 4000                                 Burlington, Massachusetts  01803
Seattle, Washington 98104                  Attn:  President
Attn:  Property Manager, US Bank Plaza

            A copy of any notices to Landlord shall be sent to Equity Office, One Market, Spear Tower, Suite 600, San Francisco, California 94105,
            Attn: Seattle Regional Counsel. A copy of any default notices to Tenant shall be sent to Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts 02210, Attn: John D. Patterson, Jr., Esq.

      1.13 "BUSINESS DAY(S)" are Monday through Friday of each week, exclusive of New Year's Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("HOLIDAYS"). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. "BUILDING SERVICE HOURS" are 6:00 A.M. to 7:00 P.M. on Business Days and 9:00 A.M. to 1:00 P.M. on Saturdays.

      1.14 "LANDLORD WORK" means the work that Landlord is obligated to perform in the Premises pursuant to a separate agreement (the "WORK LETTER") attached to this Lease as EXHIBIT C.

      1.15 "PROPERTY" means the Building and the parcel(s) of land on which it is located and, at Landlord's discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

2. LEASE GRANT.

      The Premises are hereby leased to Tenant from Landlord, together with the right to use any portions of the Property that are designated by Landlord for the common use of tenants and others (the "COMMON AREAS").

3. ADJUSTMENT OF COMMENCEMENT DATE; POSSESSION.

      3.01 If Landlord is required to perform Landlord Work prior to the Commencement Date: (a) the date set forth in Section 1.06 as the Commencement Date shall instead be defined as the "TARGET COMMENCEMENT DATE"; (b) the actual Commencement Date shall be the date on which Landlord tenders delivery of the Premises to Tenant with the Landlord Work Substantially Complete (defined below); and (c) the Termination Date will be the last day of the Term as determined based upon the actual Commencement Date. Landlord's failure to Substantially Complete the Landlord Work by the Target Commencement Date shall not be a default by Landlord or otherwise render Landlord liable for damages. Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as EXHIBIT
D. The Landlord Work shall be deemed to be "SUBSTANTIALLY COMPLETE" on the date that all Landlord Work has been performed, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant's use of the Premises. If Landlord is delayed in the performance of the Landlord Work as a result of the acts or omissions of Tenant, the Tenant Related Parties (defined in Section 13) or their respective contractors or vendors, including, without limitation, changes requested by Tenant to approved plans, Tenant's failure to comply with any of its obligations under this Lease, or the specification of any materials or equipment with long lead times (a "TENANT DELAY"), the Landlord Work shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Landlord Work absent any Tenant Delay. Landlord shall use reasonable efforts to notify Tenant, orally or in writing, of any

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

circumstances of which Landlord is aware that have caused or may cause a Tenant Delay, so that Tenant may take whatever action is appropriate to minimize or prevent such Tenant Delay.

      3.02 Notwithstanding the foregoing, if the actual Commencement Date has not occurred on or before the Required Completion Date (defined below), Tenant, as its sole remedy, may terminate this Lease by giving Landlord written notice of termination on or before the earlier to occur of: (i) 5 Business Days after the Required Completion Date; and (ii) the actual Commencement Date. In such event, this Lease shall be deemed null and void and of no further force and effect and Landlord shall promptly refund any prepaid rent and Security Deposit previously advanced by Tenant under this Lease and, so long as Tenant has not previously defaulted under any of its obligations under the Work Letter, the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. The "REQUIRED COMPLETION DATE" shall mean the later to occur of (a) the date which is 60 days after the date the building permit for the Landlord Work has been obtained, and (b) November 1, 2004. Landlord and Tenant acknowledge and agree that: (i) the determination of the actual Commencement Date shall take into consideration the effect of any Tenant Delays; and (ii) the Required Completion Date shall be postponed by the number of days the actual Commencement Date is delayed due to events of Force Majeure. Notwithstanding anything herein to the contrary, if Landlord determines in good faith that it will be unable to cause the actual Commencement Date to occur by the Required Completion Date, Landlord shall have the right to immediately cease its performance of the Landlord Work and provide Tenant with written notice (the "COMPLETION DATE EXTENSION NOTICE") of such inability, which Completion Date Extension Notice shall set forth the date on which Landlord reasonably believes that the actual Commencement Date will occur. Upon receipt of the Completion Date Extension Notice, Tenant shall have the right to terminate this Lease by providing written notice of termination to Landlord within 5 Business Days after the date of Tenant's receipt of the Completion Date Extension Notice. If Tenant does not terminate this Lease within such 5 Business Day period, the Required Completion Date automatically shall be amended to be the date set forth in Landlord's Completion Date Extension Notice.

      3.03 Subject to Landlord's obligation, if any, to perform Landlord Work and except as otherwise expressly provided in this Section 3.03, the Premises are accepted by Tenant in "as is" condition and configuration without any representations or warranties by Landlord. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition. Notwithstanding the foregoing, Landlord shall be responsible for latent defects in the Landlord Work of which Tenant notifies Landlord to the extent that the correction of such defects is covered under valid and enforceable warranties given Landlord by contractors or subcontractors performing the Landlord Work. Landlord, at its option, may pursue such claims directly or assign any such warranties to Tenant for enforcement. Landlord shall not be liable for a failure to deliver possession of the Premises or any other space due to the holdover or unlawful possession of such space by another party, however Landlord shall use reasonable efforts to obtain possession of the space. The commencement date for the space, in such event, shall be postponed until the date Landlord delivers possession of the Premises to Tenant free from occupancy by any party. If Tenant takes possession of the Premises before the Commencement Date, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Rent (defined in Section 4.01) to Landlord for each day of possession before the Commencement Date. However, except for the cost of services requested by Tenant (e.g. freight elevator usage), Tenant shall not be required to pay Rent for any days of possession before the Commencement Date during which Tenant, with the approval of Landlord, is in possession of the Premises for the sole purpose of taking measurements, planning and/or performing improvements or installing furniture, equipment or other personal property.

4. RENT.

      4.01 Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as "RENT"). "ADDITIONAL RENT" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord. Tenant shall pay Landlord an administration fee equal to 5% of all past due Rent, provided that Tenant shall be entitled to a grace period of 5 days for the first 2 late payments of Rent in a calendar year. In addition, past due Rent shall accrue interest at 12% per annum. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

      4.02 Tenant shall pay Tenant's Pro Rata Share of Taxes and Expenses in accordance with EXHIBIT B of this Lease.

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

5. COMPLIANCE WITH LAWS; USE.

      The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act ("LAW(S)"), regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the "Base Building" (defined below), but only to the extent such obligations are triggered by Tenant's use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant. "BASE BUILDING" shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall comply with the rules and regulations of the Building attached as EXHIBIT E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Section 9).

6. SECURITY DEPOSIT.

      The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant's obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may use all or a portion of the Security Deposit to satisfy past due Rent or to cure any Default (defined in Section 18) by Tenant. If Landlord uses any portion of the Security Deposit, Tenant shall, within 5 days after demand, restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

7. BUILDING SERVICES.

      7.01 Landlord shall furnish Tenant with the following services: (a) water for use in the Base Building lavatories; (b) customary heat and air conditioning in season during Building Service Hours, at such temperatures and in such amounts as are standard for comparable buildings sufficient to maintain the Premises at reasonably comfortable temperatures consistent with other class "A" office buildings (provided, however, that Landlord shall not be liable for any failure to maintain such temperatures to the extent such failure results from
(i) any density of occupancy within the Premises that exceeds the occupancy-density level that is customary for general office use in class "A" office buildings, (ii) any use of heat-generating equipment in concentrations or quantities in excess of the average concentrations and quantities customarily associated with general office use in class "A" office buildings, or (iii) Tenant's failure to keep the window coverings in the Premises closed during periods when the Premises are exposed to direct sunlight). Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord's then standard charge for additional HVAC service and providing such prior notice as is reasonably specified by Landlord. As of the date hereof, Landlord's charge for after hours heating and air conditioning service is $30.00 per hour, subject to change from time to time; (c) standard janitorial service on Business Days in accordance with the cleaning specifications attached hereto as EXHIBIT G, or such other reasonably comparable specifications designated by Landlord from time to time; (d) Elevator service; (e) Electricity in accordance with the terms and conditions in Section 7.02; and (f) such other services as Landlord reasonably determines are necessary or appropriate for the Property.

      7.02 Electricity used by Tenant in the Premises shall, at Landlord's option, be paid for by Tenant either: (a) through inclusion in Expenses (except as provided for excess usage); (b) by a separate charge payable by Tenant to Landlord; or (c) by separate charge billed by the applicable utility company and payable directly by Tenant. Without the consent of Landlord, Tenant's use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Building Service Hours or overall load, that which Landlord reasonably deems to be standard for the Building. Landlord shall have the right to measure electrical usage by commonly accepted methods. If it is determined that Tenant is using excess electricity, Tenant shall pay Landlord for the cost of such excess electrical usage as Additional Rent.

      7.03 Landlord's failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03)

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(collectively a "SERVICE FAILURE") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

8. LEASEHOLD IMPROVEMENTS.

      All improvements in and to the Premises, including any Alterations (collectively, "LEASEHOLD IMPROVEMENTS") shall remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, however, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at its expense, to remove (a) any Cable (defined in Section 9.01) installed by or for the benefit of Tenant, and (b) any Landlord Work or Alterations that, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as "REQUIRED REMOVABLES"). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The designated Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant's expense. Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration is a Required Removable. Within 10 days after receipt of Tenant's request, Landlord shall advise Tenant in writing as to which portions of the Alteration are Required Removables.

9. REPAIRS AND ALTERATIONS.

      9.01 Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear and damage by Casualty (defined in Section 16.01 below) excepted. Tenant's repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, "CABLE"); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations. To the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to make any repairs to the Premises for more than 5 Business Days after notice from Landlord (although notice shall not be required in an emergency) (which 5 Business Day period shall be extended for such additional time (not to exceed 30 days) as shall be reasonably necessary under the circumstances, provided that Tenant commences such repairs within such 5 Business Day period and diligently prosecute completion of the same), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 10% of the cost of the repairs.

      9.02 Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible.

      9.03 Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as "ALTERATIONS") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "COSMETIC ALTERATION"): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03. Prior to starting work, Tenant shall furnish Landlord with plans and specifications (except that no plans and specifications shall be required for Cosmetic Alterations); names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building); required permits and approvals; evidence of contractor's and subcontractor's insurance in amounts

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reasonably required by Landlord and naming Landlord as an additional insured;
and any security for performance in amounts reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant's plans for non-Cosmetic Alterations. In addition, Tenant shall pay Landlord a fee for Landlord's oversight and coordination of any non-Cosmetic Alterations equal to 10% of the cost of the Alterations. Upon completion, Tenant shall furnish "as-built" plans for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord's approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

10. ENTRY BY LANDLORD.

      Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant's use of the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent. Notwithstanding the foregoing, if Landlord temporarily closes the Premises as provided above for a period in excess of 3 consecutive Business Days, Tenant, as its sole remedy, shall be entitled to receive a per diem abatement of Rent during the period beginning on the 4th consecutive Business Day of closure and ending on the date on which the Premises are returned to Tenant in a tenantable condition. Tenant, however, shall not be entitled to an abatement if the repairs, alterations and/or additions to be performed are required as a result of the acts or omissions of Tenant, its agents, employees or contractors, including, without limitation, a default by Tenant in its maintenance and repair obligations under the Lease. If less than the entire Premises have been so closed, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises unavailable for Tenant's use.

11. ASSIGNMENT AND SUBLETTING.

      11.01 Except in connection with a Permitted Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "TRANSFER") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. If the entity which controls the voting shares/rights of Tenant changes at any time, such change of ownership or control shall constitute a Transfer unless Tenant is an entity whose outstanding stock is listed on a recognized securities exchange or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed. Any attempted Transfer in violation of this
Section is voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease.

      11.02 Tenant shall provide Landlord with financial statements for the proposed transferee, a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within 15 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of more than 20% of the Rentable Square Footage of the Premises for more than 50% of the remaining Term (excluding unexercised options), recapture the portion of the Premises that Tenant is proposing to Transfer. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer. Tenant shall pay Landlord a review fee of $1,500.00 for Landlord's review of any Permitted Transfer or requested Transfer.

      11.03 Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of the excess within 30 days after Tenant's receipt of the excess. Tenant may first deduct from the excess, on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer, including, but not limited to, brokerage fees, legal fees and construction costs. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant's share of payments received by Landlord.

      11.04 Tenant may assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an "OWNERSHIP CHANGE") or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord, provided that all of the following conditions are satisfied (a "PERMITTED TRANSFER"): (a) Tenant is not in Default; (b) in the event of an Ownership Change, Tenant's successor shall own substantially all of the assets of Tenant and have a net worth which is at least equal to Tenant's net worth as of the day prior to the proposed Ownership Change; (c) the Permitted Use does not allow the Premises to be used for retail purposes; and (d) Tenant shall give Landlord written notice at least 15 Business Days prior to the effective date of the Permitted Transfer unless Tenant is prohibited from doing so by applicable Law (e.g. SEC regulations), in which event Tenant shall give Landlord notice of such Permitted Transfer promptly after Tenant is no longer so prohibited by such applicable Law. Tenant's notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement in the case of any Transfer other than a sublease. "AFFILIATE" shall mean an entity controlled by, controlling or under common control with Tenant.

12. LIENS.

      Tenant shall not permit mechanics' or other liens to be placed upon the Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 10 days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys' fees.

13. INDEMNITY AND WAIVER OF CLAIMS.

      Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the "LANDLORD RELATED PARTIES") from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as "LOSSES"), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties or any of Tenant's transferees, contractors or licensees. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("TENANT RELATED PARTIES") harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord or the Landlord Related Parties.

14. INSURANCE.

      Tenant shall maintain the following insurance ("TENANT'S INSURANCE"): (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (b) Property/Business Interruption Insurance written on an All Risk or Special Perils form, with coverage for broad form water damage including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant's business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises ("TENANT'S PROPERTY") and any Leasehold Improvements performed by or for the benefit of Tenant; (c) Workers' Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence (provided that if this coverage is unavailable from the Worker's Compensation carrier or applicable State Fund, a "Stop Gap Liability" endorsement to the Commercial General Liability Policy is acceptable). Any company writing Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name as additional insureds Landlord (or its successors and assignees), the managing agent for the Building (or any successor), EOP Operating Limited Partnership, Equity Office Properties Trust and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of any cancellation, termination, material change or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant's Insurance. Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value as reasonably estimated by Landlord.

15. SUBROGATION.

      Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant's Property, Leasehold Improvements, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

16. CASUALTY DAMAGE.

      16.01 If all or any portion of the Premises becomes untenantable by fire or other casualty to the Premises (collectively a "CASUALTY"), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required using standard working methods to Substantially Complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises ("COMPLETION ESTIMATE"). If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 210 days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within 10 days after receipt of the Completion Estimate. In addition, Tenant shall have the right to terminate this Lease if: (a) a substantial portion of the Premises has been damaged by Casualty and such damage cannot reasonably be repaired within 60 days after Tenant receives the Completion Estimate; (b) there is less than 1 year of the Term remaining on the date of such casualty, and (c) Tenant provides Landlord with written notice of its intent to terminate within 30 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than 1 year of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building occurs (provided that Landlord has maintained the insurance required hereunder).

      16.02 If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, restore the Premises (including the Leasehold Improvements) and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Upon notice from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant's Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repairs. Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are reasonably determined during the performance of the repairs. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant's business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Notwithstanding the foregoing, if Tenant was entitled to but elected not to exercise its right to terminate the Lease and Landlord does not substantially complete the repair and restoration of the Premises within 2 months after the expiration of the estimated period of time set forth in the Completion Estimate, which period shall be extended to the extent of any Reconstruction Delays, then Tenant may terminate this Lease by written notice to Landlord within 15 days after the expiration of such period, as the same may be extended. For purposes of this Lease, the term "RECONSTRUCTION DELAYS" shall mean: (i) any delays caused by the insurance adjustment process; (ii) any delays caused by Tenant; and (iii) any delays caused by events of Force Majeure.

17. CONDEMNATION.

      Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a

"TAKING"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord's ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective on the date the physical taking occurs. If this Lease is not terminated, Base Rent and Tenant's Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord's award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.

18. EVENTS OF DEFAULT.

      Each of the following occurrences shall be a "DEFAULT": (a) Tenant's failure to pay any portion of Rent when due, if the failure continues for 3 days after written notice to Tenant ("MONETARY DEFAULT"); (b) Tenant's failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 20 days after written notice to Tenant provided, however, if Tenant's failure to comply cannot reasonably be cured within 20 days, Tenant shall be allowed additional time (not to exceed 90 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 20 days and diligently pursues the cure to completion; (c) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (d) the leasehold estate is taken by process or operation of Law; (e) in the case of any ground floor or retail Tenant, Tenant does not take possession of or abandons or vacates all or any portion of the Premises; or
(f) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Building or Property. If Landlord provides Tenant with notice of Tenant's failure to comply with any specific provision of this Lease on 3 separate occasions during any 12 month period, Tenant's subsequent violation of such provision shall, at Landlord's option, be an incurable Default by Tenant. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

19. REMEDIES.

      19.01 Upon Default, Landlord shall have the right to pursue any one or more of the following remedies:

            (a) Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant's Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant's Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. "COSTS OF RELETTING" shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

            (b) Terminate Tenant's right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant's Property and any parties occupying the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.

      19.02 In lieu of calculating damages under Section 19.01, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant's right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting. If Tenant is in Default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

20. LIMITATION OF LIABILITY.

      NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.

21. RELOCATION.

      Landlord, at its expense, at any time before or during the Term, may relocate Tenant from all or any portion of the Premises (provided, however, that Landlord may not relocate Tenant from any portion of any floor of the Building unless Landlord relocates Tenant from the entirety of the portion of the Premises that is located on such floor) to space of reasonably comparable size and utility ("RELOCATION SPACE") within the Building upon 60 days' prior written notice to Tenant, provided that if Landlord shall relocate Tenant from the portion of the Premises located on the 6th floor of the Building, the Relocation Space for such portion of the Premises shall be located on or above the 7th floor of the Building. Notwithstanding the foregoing, Landlord shall not be entitled to relocate Tenant during the period beginning October 15th of any calendar year and ending January 15th of the immediately following calendar year. The Relocation Space for the Premises (or any portion thereof) must contain similar finishes as the Premises (or such portion thereof), and approximately the same Rentable Square Footage as the Premises (or such portion thereof) and the same number of work stations, offices, breakrooms and reception areas as are contained in the Premises (or such portion thereof) as of the date Tenant receives Landlord's notice of relocation. In addition, any Relocation Space for any portion of the Premises located on any single floor of the Building shall be not be deemed to be of reasonably comparable size and utility unless such Relocation Space is located on a single floor of the Building. From and after the date of the relocation, the Base Rent and Tenant's Pro Rata Share shall be adjusted based on the rentable square footage of the Relocation Space. Landlord shall pay Tenant's reasonable costs of relocation, including all costs for moving Tenant's furniture, equipment, supplies and other personal property, as well as the cost of printing and distributing change of address notices to Tenant's customers and one month's supply of stationery showing the new address. Landlord shall also reimburse Tenant for the reasonable cost to install and connect telecommunication and data cabling in the Relocation Space in the manner and to the extent such cabling existed in the Premises (or the applicable portion thereof) prior to the relocation. Notwithstanding anything to the contrary contained in this Section 21, Landlord shall have no right, pursuant to this Section 21, to relocate Tenant from any portion of the Premises, other than from the portion of the Premises located on the 3rd floor, unless: (i) such relocation is necessary to enable a Qualified Tenant (defined below) to lease such portion of the Premises, and (ii) such portion of the Premises is located either (a) adjacent to all or any portion of the Qualified Space (defined below) on the same floor of the Building, or (b) on a floor of the Building located immediately above or below a floor containing all or any portion of the Qualified Space. As used herein, "QUALIFIED TENANT" shall mean, at any time, a tenant of the Building then occupying space in the Building ("QUALIFIED SPACE") having a size exceeding the total rentable square footage of the Premises.

22. HOLDING OVER.

      If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant's occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant's holdover and Tenant fails to vacate the Premises within 15 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

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

23. SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE.

      Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "MORTGAGE"). The party having the benefit of a Mortgage shall be referred to as a "MORTGAGEE". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord's interest in this Lease, provided any successor-in-interest pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord's obligations under this Lease. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable. Notwithstanding the foregoing in this Section 23 to the contrary, as a condition precedent to the future subordination of this Lease to a future Mortgage, Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any Mortgagee who comes into existence after the Commencement Date. Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the Rent due under the Lease and is not otherwise in Default under the Lease, its right to possession and the other terms of the Lease shall remain in full force and effect. Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the Mortgagee, including, without limitation, additional time on behalf of the Mortgagee to cure defaults of the Landlord and provide that (a) neither Mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Base Rent, Additional Rent, or other sum due under this Lease for more than 1 month in advance or (ii) any amendment or modification of the Lease made without the express written consent of Mortgagee or any successor-in-interest; (b) neither Mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the Property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by Mortgagee; and (c) neither Mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord). Landlord represents to Tenant that no Mortgage entered into by Landlord exists as of the date of this Lease.

24. NOTICE.

      All demands, approvals, consents or notices (collectively referred to as a "NOTICE") shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested or sent by overnight or same day courier service at the party's respective Notice Address(es) set forth in
Section 1. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25. SURRENDER OF PREMISES.

      At the termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage by Casualty or which Landlord is otherwise obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant's Property within 2 days after termination of this Lease or Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant's Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant's Property to be abandoned and title to Tenant's Property shall vest in Landlord.

26. MISCELLANEOUS.

      26.01 This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.

      26.02 If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default, shall not constitute a waiver of the default, nor shall it constitute an estoppel.

      26.03 Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party (excluding economic or financing difficulties) ("FORCE MAJEURE").

      26.04 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord's obligations under this Lease.

      26.05 Landlord has delivered a copy of this Lease to Tenant for Tenant's review only and the delivery of it does not constitute an offer to Tenant or an option.

            (a) Tenant represents that it has dealt directly with and only with Tenant's Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

            (b) Agency Disclosure. At the signing of this Lease, Landlord's leasing agent, Sharon Johnson, of Equity Office Properties Management Corp. represented (X) Landlord, (__) Tenant, or (__) both Landlord and Tenant. At the signing of this Lease, Tenant's agent, Mike Schreck, of Colliers International, represented (__) Landlord, (X) Tenant, or (__) both Landlord and Tenant. Each party signing this document confirms that the prior oral and/or written disclosure of agency was provided to such party in this transaction, as required by RCW 18.86.030(1)(g).

            (c) Landlord and Tenant, by their execution of this Lease, each acknowledge and agree that they have timely received a pamphlet on the law of real estate agency as required under RCW 18.86.030(1)(f).

      26.06 Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

      26.07 Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

      26.08 This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

      Landlord and Tenant have executed this Lease as of the day and year first above written.

                               LANDLORD:

                               EOP OPERATING LIMITED PARTNERSHIP,
                               A DELAWARE LIMITED PARTNERSHIP

                               By: Equity Office Properties Trust, a Maryland
                                   real estate investment trust, its general
                                   partner

                                   By: /S/ M. PATRICK CALIAHAN
                                       --------------------------------------
                                       M. PATRICK CALIAHAN
                                       SENIOR VICE PRESIDENT - SEATTLE REGION

                               TENANT:

                               LIGHTBRIDGE, INC., A DELAWARE CORPORATION

                               By: /S/ PAMELA D. A. REEVE
                                   ------------------------------------------
                                   PAMELA D.A. REEVE
                                   PRESIDENT

                               Tenant's Tax ID Number (SSN or FEIN): 04-306540

                            LANDLORD ACKNOWLEDGMENTS

STATE OF Washington   )
COUNTY OF King        )ss:

      I, the undersigned, a Notary Public, in and for the County and State aforesaid, do hereby certify that Susan J. Murphy, personally known to me to be the Vice President - Leasing of Equity Office Properties Trust, a Maryland real estate investment trust, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such officer of said entity being authorized so to do, (s)he executed the foregoing instrument on behalf of said entity, by subscribing the name of such entity by himself/herself as such officer, as a free and voluntary act, and as the free and voluntary act and deed of said entity under the foregoing instrument for the uses and purposes therein set forth.

      GIVEN under my hand and official seal this 10th day of August, 2004.

                                                  /s/ Tanya M. Hopkins
                                            ----------------------------------
                                                    Notary Public

My Commission Expires:  9-19-04

                             TENANT ACKNOWLEDGMENTS

STATE OF  Massachusetts    )
COUNTY OF Middlesex        )ss:

      On this the 23rd day of July, 2004, before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared Pamela D.A. Reeve, known to me to be the President of LIGHTBRIDGE, INC., a Delaware corporation, one of the parties described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                 /s/ Debra A. Michelson
                                            -----------------------------------
                                                     Notary Public

My Commission Expires: 9-1-06

                                    EXHIBIT A

                        OUTLINE AND LOCATION OF PREMISES

                                   EXHIBIT A-1

                     OUTLINE AND LOCATION OF MUST TAKE SPACE

                                   EXHIBIT A-2

                                LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN IS SITUATED IN THE STATE OF WASHINGTON, COUNTY OF KING, AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

LOTS 5, 6, 7 AND 8, BLOCK 1, CARROLL-HEDLUND'S 1ST ADDITION TO BELLEVUE ACCORDING TO THE PLAT THEREOF, RECORDED IN VOLUME 49 OF PLATS, PAGE(S) 58 AND 59, IN KING COUNTY, WASHINGTON;

EXCEPT THAT PORTION OF SAID LOT 8 LYING EASTERLY OF A LINE THAT IS 30 FEET WEST OF THE EAST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29.

PARCEL B:

THAT PORTION OF THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29, TOWNSHIP 25 NORTH, RANGE 5 EAST, WILLAMETTE MERIDIAN, IN KING COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT OF INTERSECTION OF THE WEST LINE OF THE EAST 92 FEET OF SAID SUBDIVISION WITH THE FORMER NORTH LINE OF NORTHEAST 8TH STREET, SAID POINT BEING NORTH 01 DEGREE 13'30" EAST, A DISTANCE OF 33.00 FEET FROM THE SOUTH LINE OF SAID SUBDIVISION;

THENCE NORTH 01 DEGREE 13'30" EAST, A DISTANCE OF 147.01 FEET TO THE SOUTH LINE OF CARROLL-HEDLUND'S 1ST ADDITION TO BELLEVUE, ACCORDING TO THE PLAT THEREOF, RECORDED IN VOLUME 49 OF PLATS, PAGES 58 AND 59, IN KING COUNTY, WASHINGTON;

THENCE NORTH 88 DEGREES 04'22" WEST ALONG SAID SOUTH LINE, A DISTANCE OF 172.02 FEET TO THE WEST LINE OF SAID PLAT OF CARROLL-HEDLUND'S 1ST ADDITION TO BELLEVUE PRODUCED SOUTH;

THENCE NORTH 01 DEGREE 13'30" EAST ALONG SAID WEST LINE TO THE NORTHEAST CORNER OF THE PROPERTY CONVEYED TO JEFFREY BUILDING COMPANY BY DEED RECORDED UNDER RECORDING NUMBER 7608310501;

THENCE WEST ALONG THE NORTH LINE OF SAID PROPERTY CONVEYED BY RECORDING NUMBER 7608310501, A DISTANCE OF 241 FEET TO THE NORTHWEST CORNER THEREOF, SAID POINT BEING ON THE EAST LINE OF THE PROPERTY SOLD TO JEFFREY BUILDING COMPANY UNDER INSTRUMENT RECORDED UNDER RECORDING NUMBER 6199084;

THENCE NORTH ALONG SAID EAST LINE TO THE NORTHEAST CORNER THEREOF, BEING A POINT ON THE SOUTH LINE OF THE NORTH 315 FEET OF SAID SUBDIVISION; THENCE WEST ALONG THE SOUTH LINE OF SAID NORTH 315 FEET TO THE EAST LINE OF 108TH AVENUE NORTHEAST;

THENCE SOUTH 01 DEGREE 20'51" EAST ALONG SAID EAST LINE 305.02 FEET TO A POINT ON THE NORTH LINE OF THE NORTHEAST 8TH STREET, BEING 40 FEET NORTHERLY OF THE SOUTH LINE OF SAID SUBDIVISION;

THENCE ALONG THE NORTHERLY LINE OF SAID STREET THE FOLLOWING COURSES AND DISTANCES;

THENCE SOUTH 88 DEGREES 04'22" EAST, A DISTANCE OF 185.71 FEET;

THENCE SOUTH 01 DEGREE 20'30" WEST 7.00 FEET;

THENCE SOUTH 88 DEGREES 04'22" EAST 180.53 FEET;

THENCE SOUTH 01 DEGREE 13'30" WEST 3.00 FEET;

THENCE SOUTH 88 DEGREES 04'22" EAST 80.02 FEET;

THENCE NORTH 01 DEGREE 13'30" EAST 3.00 FEET;

THENCE SOUTH 88 DEGREES 04'22" EAST 92.00 FEET, TO THE POINT OF BEGINNING;

EXCEPT THAT PORTION LYING EAST OF THE SOUTHERLY PRODUCTION OF THE WEST LINE OF CARROLL-HEDLUND'S 1ST ADDITION TO BELLEVUE, ACCORDING TO THE PLAT THEREOF; RECORDED IN VOLUME 49 OF PLATS, PAGES 58 AND 59, IN KING COUNTY, WASHINGTON;

AND

EXCEPT THAT PORTION CONVEYED TO THE CITY OF BELLEVUE FOR ROAD BY DEED RECORDED UNDER RECORDING NUMBER 7712090814.

PARCEL C:

THE EAST 264 FEET OF THE SOUTH 180 FEET OF THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29, TOWNSHIP 25 NORTH, RANGE 5 EAST, WILLAMETTE MERIDIAN, IN KING COUNTY, WASHINGTON;

EXCEPT THAT PORTION THEREOF LYING EASTERLY OF A LINE THAT IS 30 FEET WEST OF THE EAST LINE OF THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29; AND

EXCEPT THAT PORTION THEREOF, CONVEYED TO THE CITY OF BELLEVUE, FOR SIDEWALKS, STREET AND UTILITIES, BY INSTRUMENT RECORDED ON AUGUST 4, 1983, UNDER RECORDING NUMBER 8308040699.

                THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK

                                    EXHIBIT B

                               EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Lease by and between LIGHTBRIDGE, INC., A DELAWARE CORPORATION ("Landlord") and LIGHTBRIDGE, INC., A DELAWARE CORPORATION ("Tenant") for space in the Building located at 10800 NE 8th Street, Bellevue, Washington, commonly known as US Bank Plaza.

1. PAYMENTS.

      1.01 Tenant shall pay Tenant's Pro Rata Share of the total amount of Expenses and Taxes for each calendar year during the Term. Landlord shall provide Tenant with a good faith estimate of the total amount of Expenses and Taxes for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the total amount of Expenses and Taxes. If Landlord determines that its good faith estimate was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the total amount of Expenses and Taxes by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year's estimate until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year's estimate. Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent. Notwithstanding anything else to the contrary contained herein, for purposes of computing Tenant's Pro Rata Share of Expenses, the Controllable Expenses (hereinafter defined) shall not increase by more than 5% per calendar year on a compounding and cumulative basis over the course of the Term. In other words, Controllable Expenses for the second calendar year of the Term shall not exceed 105% of the Controllable Expenses for the first calendar year of the Term. Controllable Expenses for the third calendar year of the Term shall not exceed 105% of the limit on Controllable Expenses for the second calendar year of the Term, etc. By way of illustration, if Controllable Expenses were $10.00 per rentable square foot for the first calendar year of the Term, then Controllable Expenses for the second calendar year of the Term shall not exceed $10.50 per rentable square foot, and Controllable Expenses for the third calendar year of the Term shall not exceed $11.03 per rentable square foot. "CONTROLLABLE EXPENSES" shall mean all Expenses exclusive of the cost of insurance, utilities and capital improvements.

      1.02 As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount and Tenant's Pro Rata Share of Expenses and Taxes for the prior calendar year. If the estimated amount of Expenses and Taxes for the prior calendar year is more than the actual amount of Expenses and Taxes for the prior calendar year, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated amount of Expenses and Taxes for the prior calendar year is less than the actual amount of Expenses and Taxes for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses and Taxes, any underpayment for the prior calendar year.

2. EXPENSES.

      2.01 "EXPENSES" means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property. Expenses include, without limitation: (a) all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits;
(b) management fees (provided that in no event shall management fees exceed 7% of gross receipts of the Building); (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; provided however, if any such parts, supplies, tools or equipment would be deemed a capital expenditure under generally accepted accounting principles, then the determination of whether the rental or purchase cost of such item may be properly included in Expenses shall be governed by the terms of subsection (i) below; (g) insurance premiums and deductibles; (h) electricity, gas and other utility costs; and (i) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) which are: (1) performed primarily to reduce current or future operating expense costs, upgrade Building security or otherwise improve the operating efficiency of the Property; or (2) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of this Lease. Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any services under this Lease (including management services). However, in no event shall the management fees for the Building exceed 7% of gross receipts for the Building. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord. The amortized cost of capital improvements may, at Landlord's option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. "PAYBACK PERIOD" means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under this Lease (subject to Section 2.02). If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties.

      2.02 Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed (or would have been reimbursed had Landlord maintained the required insurance hereunder) by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, rental abatements, construction allowances granted to specific tenants and costs in preparing space in the Building for initial occupancy by a specific tenant; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes or Expenses or to Landlord's violation of any applicable Law; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases. The following items are also excluded from Expenses: (a) sums (other than management fees, it being agreed that the management fees included in Expenses are as described in Section 2.01 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience, (b) any costs, fines, penalties or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors, or employees, (c) advertising and promotional expenditures, (d) ground lease rental, (e) attorney's fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building, (g) the cost or expense of any services or benefits provided generally to other tenants in the Building and not provided or available to Tenant, and (h) expenses for the replacement of any item covered under warranty, unless Landlord has not received payment under such warranty and it would not be fiscally prudent to pursue legal action to collect on such warranty.

      2.03 If the Building is not at least 95% occupied during any calendar year or if Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Building at any time during a calendar year, Expenses shall, at Landlord's option, be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building during that calendar year. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term. The extrapolation of Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.

3. "TAXES" shall mean: (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all reasonable costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and
(b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant's Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, against Rent, based on the adjustment, or if the Term shall have ended, promptly refund the excess to Tenant. Tenant shall pay Landlord the amount of Tenant's Pro Rata Share of any such increase in the Tax Excess within 30 days after Tenant's receipt of a statement from Landlord.

4. AUDIT RIGHTS. Tenant, within 365 days after receiving Landlord's statement of Expenses, may give Landlord written notice ("REVIEW NOTICE") that Tenant intends to review Landlord's records of the Expenses for that calendar year to which the statement applies. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord's records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Property is located. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within 90 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "OBJECTION NOTICE") stating in reasonable detail any objection to Landlord's statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 90 day period or fails to provide Landlord with a Review Notice within the 365 day period described above, Tenant shall be deemed to have approved Landlord's statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant, or, if no Rent is thereafter due, Landlord shall promptly pay such amount to Tenant. In addition, if Landlord and Tenant determine that Landlord's statement of Expenses for the Building for the calendar year in question were overstated by five percent (5%) or more, Landlord shall be required to reimburse Tenant for any reasonable third party audit costs incurred by Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

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                                       3

                                    EXHIBIT C

                                   WORK LETTER

      This Exhibit is attached to and made a part of the Lease by and between LIGHTBRIDGE, INC., A DELAWARE CORPORATION ("Landlord") and LIGHTBRIDGE, INC., A DELAWARE CORPORATION ("Tenant") for space in the Building located at 10800 NE 8th Street, Bellevue, Washington, commonly known as US Bank Plaza.

As used in this Work Letter, the "PREMISES" shall be deemed to mean the Premises, as initially defined in the attached Lease.

1. Landlord shall perform improvements to the Premises substantially in accordance with the plans prepared by Burgess Design, Inc., a Washington corporation ("LANDLORD'S ARCHITECT"), dated June 3, 2004 (the "PLANS"). The improvements to be performed by Landlord in accordance with the Plans are hereinafter referred to as the "LANDLORD WORK." It is agreed that construction of the Landlord Work will be completed at Landlord's sole cost and expense (subject to the Maximum Amount and further subject to the terms of Paragraph 4 below) using Building standard methods, materials and finishes. Landlord and Tenant agree that Landlord's obligation to pay for the cost of Landlord Work (inclusive of the cost of preparing Plans, obtaining permits, a construction management fee equal to 5% of the total construction costs, and other related costs) shall be limited to $176,850.00 (the "MAXIMUM AMOUNT") and that Tenant shall be responsible for the cost of Landlord Work, plus any applicable state sales or use tax, if any, to the extent that it exceeds the Maximum Amount. Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work. Landlord's supervision or performance of any work for or on behalf of Tenant shall not be deemed a representation by Landlord that such Plans or the revisions thereto comply with applicable insurance requirements, building codes, ordinances, laws or regulations, or that the improvements constructed in accordance with the Plans and any revisions thereto will be adequate for Tenant's use, it being agreed that Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant's furniture, appliances and equipment). Notwithstanding the foregoing or any other provision of the Lease to the contrary, if the design of the Plans contains any material defect, then Landlord shall not, without Tenant's prior written consent (which may be withheld in Tenant's sole and absolute discretion), waive any claims Landlord may have against Landlord's Architect under the Architect Agreement (defined below) arising out of such defect, and, upon written notice and request from Tenant, Landlord shall, at its option, either (a) assign such claims to Tenant, or (b) pursue such claims directly against Landlord's Architect for Tenant's benefit (provided that Tenant shall pay all reasonable out-of-pocket expenses, including attorneys' fees and costs, incurred by Landlord in pursuing such claims). As used herein, "ARCHITECT AGREEMENT" shall mean that certain Agreement Between Owner and Architect, and that certain Addendum to Agreement Between Owner and Architect, each dated as of July 21, 2004, between Landlord and Landlord's Architect, pursuant to which the Plans were prepared.

2. If Landlord's estimate and/or the actual cost of the Landlord Work shall exceed the Maximum Amount, Landlord, prior to commencing any construction of Landlord Work, shall submit to Tenant a written estimate setting forth the anticipated cost of the Landlord Work, including but not limited to labor and materials, contractor's fees and permit fees. Within 3 Business Days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Landlord Work. If Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

3. If Landlord's estimate and/or the actual cost of construction shall exceed the Maximum Amount (such amounts exceeding the Maximum Amount being herein referred to as the "EXCESS COSTS"), Tenant shall pay to Landlord such Excess Costs, plus any applicable state sales or use tax thereon, upon demand. The statements of costs submitted to Landlord by Landlord's contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable by Tenant hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease. In the event that Landlord's estimate exceeds the actual costs of construction, Landlord shall pay to Tenant, promptly after Landlord's receipt, review and approval of all invoices, any Excess Costs paid by Tenant I excess of the actual costs of construction.

4. If Tenant shall request any revisions to the Plans, Landlord shall have such revisions prepared at Tenant's sole cost and expense and Tenant shall reimburse Landlord for the cost of preparing any such revisions to the Plans, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost in the Landlord Work, if any, resulting from such revisions to the Plans. Tenant, within one Business Day, shall notify Landlord in writing whether it desires to proceed with such revisions. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested revision. Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting from any revision to the Plans. If such revisions result in an increase in the cost of Landlord Work, such increased costs, plus any applicable state sales or use tax thereon, shall be payable by Tenant upon demand. Notwithstanding anything herein to the contrary, all revisions to the Plans shall be subject to the approval of Landlord.

5. Any portion of the Maximum Amount which exceeds the cost of the Landlord Work or is otherwise remaining after December 31, 2004, shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto.

6. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

                THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK

                                   EXHIBIT C-1

                           MUST TAKE SPACE WORK LETTER

      This Exhibit is attached to and made a part of the Lease by and between LIGHTBRIDGE, INC., A DELAWARE CORPORATION ("Landlord") and LIGHTBRIDGE, INC., A DELAWARE CORPORATION ("Tenant") for space in the Building located at 10800 NE 8th Street, Bellevue, Washington, commonly known as US Bank Plaza.

As used in this Must Take Space Work Letter, the "PREMISES" shall be deemed to mean the Must-Take Space, as defined in Section I.A. of EXHIBIT F attached to this Lease.

I.    ALTERATIONS AND ALLOWANCE.

      A. Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this
            Exhibit is attached and all prepaid rental and security deposits required under such agreement, shall have the right to perform alterations and improvements in the Premises (the "INITIAL ALTERATIONS"). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Section 9 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Landlord's approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld or delayed. The parties agree that Landlord's approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) is not on Landlord's list of contractors approved to perform work in the Premises, (ii) does not have trade references reasonably acceptable to Landlord, (iii) does not maintain insurance as required pursuant to the terms of this Lease, (iv) does not have the ability to be bonded for the work in an amount of no less than 150% of the total estimated cost of the Initial Alterations, (v) does not provide current financial statements reasonably acceptable to Landlord, or
            (vi) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

      B. Provided Tenant is not in default, Landlord agrees to contribute the sum of $52,607.87 (i.e., $10.63 per rentable square foot of the Premises) (the "ALLOWANCE") toward the cost of performing the Initial Alterations in preparation of Tenant's occupancy of the Premises. The Allowance may only be used for hard costs in connection with the Initial Alterations, including the cost of purchasing and installing any telephone and computer cabling in the Premises up to a maximum amount of $12,372.50 (i.e., $2.50 per rentable square foot of the Premises), but excluding any other cost of purchasing or installing telephone or computer cabling. The Allowance shall be paid to Tenant or, at Landlord's option, to the order of the general contractor that performed the Initial Alterations, within 30 days following receipt by Landlord of (1) receipted bills covering all labor and materials expended and used in the Initial Alterations; (2) a sworn contractor's affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (3) full and final waivers of lien; (4) as-built plans of the Initial Alterations; and (5) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. The Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of a Default under the Lease, and Landlord's obligation to disburse shall only resume when and if such Default is cured.

      C. In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit by (a) December 15, 2005, or (b) eight (8) months from the Must-Take Commencement Date, if the Must-Take Commencement Date is delayed pursuant to Section I.A. of Exhibit F, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance. Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord's oversight of the Initial Alterations in an amount equal to 5% of the total cost of the Initial Alterations.

      D. Tenant agrees to accept the Premises in its "as-is" condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

      E. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

                THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK

                                    EXHIBIT D

                               COMMENCEMENT LETTER
                                    (EXAMPLE)

Date

Tenant
Address

Re: Commencement Letter with respect to that certain Lease dated as of the _____ day of ____________, 2004, by and between LIGHTBRIDGE, INC., A DELAWARE CORPORATION, as Landlord, and LIGHTBRIDGE, INC., A DELAWARE CORPORATION, as Tenant, for 14,148 rentable square feet on the 6th floor of the Building located at 10800 NE 8th Street, Bellevue, Washington, commonly known as US Bank Plaza.

Dear  __________________:

      In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

      1.    The Commencement Date of the Lease is ________________________;

      2.    The Termination Date of the Lease is _________________________.

      Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

____________________________________
Authorized Signatory

Agreed and Accepted:

      Tenant: LIGHTBRIDGE, INC., A DELAWARE CORPORATION

      By:     ______________________
      Name:   ______________________
      Title:  ______________________
      Date:   ______________________

                                    EXHIBIT E

                         BUILDING RULES AND REGULATIONS

      The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control. Capitalized terms have the same meaning as defined in the Lease.

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in Common Areas or elsewhere about the Building or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees shall be paid for by Tenant and Landlord shall not be responsible for the damage.

3. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant's cost and expense, using the standard graphics for the Building. Notwithstanding the foregoing, Landlord shall install initial Tenant identification and suite numbers at the entrance to the Premises, and initial Tenant identification on the Building directory and outside monument signage, as described in
      Section 4 below at Landlord's cost and expense. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord's prior approval, which approval shall not be unreasonably withheld.

4. Landlord shall provide and maintain, at Landlord's expense, in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing. In addition, Landlord shall provide and maintain, at Landlord's expense, a monument sign outside the Building listing Building tenants.

5. Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord's prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant's cost and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6. All contractors, contractor's representatives and installation technicians performing work in the Building shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord's prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury.

8. Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant's Property shall be repaired at Tenant's sole expense.

9.    Corridor doors, when not in use, shall be kept closed.

10. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord's sole opinion, constitute a nuisance.

11. No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14. Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Building ("LABOR DISRUPTION"). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date of the Term be extended as a result of the above actions.

15. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant's employees and invitees.

17. Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18. Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord's systems and procedures.

19. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

21. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22. Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23. The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

                                    EXHIBIT F

                              ADDITIONAL PROVISIONS

      This Exhibit is attached to and made a part of the Lease by and between LIGHTBRIDGE, INC., A DELAWARE CORPORATION ("Landlord") and LIGHTBRIDGE, INC., A DELAWARE CORPORATION ("Tenant") for space in the Building located at 10800 NE 8th Street, Bellevue, Washington, commonly known as US Bank Plaza.

I.    MUST TAKE SPACE.

      A. Tenant hereby leases from Landlord and Landlord hereby leases to Tenant the 4,949 square feet of rentable area described as Suite No. 310 on the 3rd floor of the Building and shown on EXHIBIT A-1 attached hereto (the "MUST-TAKE SPACE"). The Term with respect to the Must-Take Space shall commence on May 1, 2005 (the "MUST-TAKE SPACE COMMENCEMENT DATE") and, unless terminated early in accordance with the Lease, end on the Termination Date, as determined in accordance with Section 3.01 of the Lease. The period commencing on the Must-Take Space Commencement Date and ending on the Termination Date is hereinafter referred to herein as the "MUST-TAKE SPACE TERM". Effective as of the Must-Take Space Commencement Date, the Must-Take Space shall be deemed to be a part of the Premises. Notwithstanding the foregoing to the contrary, the Must-Take Space Commencement Date shall be delayed to the extent that Landlord fails to deliver possession of the Must-Take Space for any reason, including but not limited to, holding over by prior occupants, in which event, the Must-Take Space Commencement Date shall instead be the date on which Landlord tenders delivery of the Must-Take Space to Tenant. However, any delay in the Must-Take Space Commencement Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Must-Take Space Commencement Date is delayed, the Termination Date under the Lease shall not be similarly extended.

      B. The Must-Take Space is leased by Tenant pursuant to all of the terms and conditions of the Lease, except that the financial terms and conditions (i.e., Base Rent, Additional Rent) for the Must-Take Space shall be as follows:

            1. Tenant shall pay Landlord Base Rent for the Must-Take Space as follows:

                               ANNUAL RATE       MONTHLY
        PERIOD               PER SQUARE FOOT    BASE RENT
-----------------------      ---------------    ---------
5/1/05 through 9/30/05           $11.75         $4,845.90
10/1/05 through 9/30/06          $12.25         $5,052.10
10/1/06 through 9/30/07          $12.75         $5,258.31
10/1/07 through 9/30/08          $13.25         $5,464.52
10/1/08 through 9/30/09          $13.75         $5,670.73

            2. Effective as of the Must-Take Space Commencement Date, Tenant shall pay Additional Rent (i.e. Expenses and Taxes) for the Must-Take Space on the same terms and conditions set forth in
                  Section 4 of the Lease, provided that effective as of the Must-Take Space Commencement Date, Tenant's Pro Rata Share shall increase by 3.6026% to account for the addition of the Must-Take Space (and from and after the Must-Take Space Commencement Date, Tenant's Pro Rata Share is therefore increased to 13.9016%).

            3. Notwithstanding any of the foregoing to the contrary, if Tenant takes possession of the Must-Take Space prior to the Must-Take Space Commencement Date for any reason whatsoever (other than the performance of work (including, planning and/or performance of improvements, installation of furniture, equipment or other personal property) in the Must-Take Space with Landlord's prior approval), such possession shall be subject to all the terms and conditions of this Lease, including Section 3.02, and Tenant shall pay Base Rent and Additional Rent as applicable to the Must-Take Space to Landlord on a per diem basis for each day of occupancy prior to the Must-Take Space Commencement Date.

            4.    Improvements to Must-Take Space.

                  a. Tenant has inspected the Must-Take Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

                  b. Tenant may perform improvements to the Expansion Space in accordance with the Work Letter attached hereto as EXHIBIT C-1 and Tenant shall be entitled to an improvement allowance in connection with such work as more fully described in EXHIBIT C-1.

II.   PARKING.

      A. During the Term, Landlord shall lease to Tenant, or cause the operator (the "OPERATOR") of the garage servicing the Building (the "GARAGE") to lease to Tenant, and Tenant shall lease from Landlord or such Operator, a maximum of the Applicable Number (as defined below ) of unreserved parking spaces in the Garage (the "SPACES") for the use of Tenant and its employees. The "APPLICABLE NUMBER" shall mean (a) 42 during the period beginning on the Commencement Date through the date immediately preceding the Must-Take Space Commencement Date (i.e. May 1, 2005), and (b) 57 during the period beginning on the Must-Take Space Commencement Date (i.e. May 1,
            2005) through the remainder of the Term. The Spaces shall be leased at the then current rate for parking in the Garage, plus applicable tax thereon, as such rate may be adjusted from time to time. Notwithstanding the foregoing, however, the following rates shall apply during the initial Term: (a) during the period beginning on the Commencement Date and ending on the last day of the 12th full calendar month of the Term, the Spaces shall be leased at the rate of $25.00 per Space, per month, plus applicable tax thereon, (b) during the period beginning on the first day of the 13th full calendar month of the Term and ending on the last day of the 36th full calendar month of the Term, the Spaces shall be leased at the rate of $50.00 per Space, per month, plus applicable tax thereon, and (c) during the period beginning on the first day of the 37th full calendar month of the Term and ending on the last day of the Termination Date, the Spaces shall be leased at the rate of $75.00 per Space, per month, plus applicable tax thereon. If requested by Landlord, Tenant shall execute and deliver to Landlord the standard parking agreement used by Landlord or the Operator (the "PARKING AGREEMENT") in the Garage for such Spaces. Tenant shall have the right, by 30 days written notice to Landlord, to surrender one or more of the Spaces, from time to time during the Term, whereupon Tenant shall have no further obligation or rights with respect to such surrendered Space(s) arising after the effective date of surrender set forth in Tenant's notice.

      B. No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the parking facilities or for Tenant utilizing less than all of the Spaces. Tenant shall not have the right to lease or otherwise use more than the number of reserved and unreserved Spaces set forth above.

      C. Except for particular spaces and areas designated by Landlord or the Operator for reserved parking, all parking in the Garage shall be on an unreserved, first-come, first-served basis.

      D. Neither Landlord nor the Operator shall be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Garage or the surface parking areas regardless of whether such loss or theft occurs when the Garage or other areas therein are locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord and without limiting the terms of the preceding sentence, Landlord shall not be liable for any loss, injury or damage to persons using the Garage or the surface parking areas or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Spaces shall be at the sole risk of Tenant and its employees.

      E. Landlord or its Operator shall have the right from time to time to designate the location of the Spaces and to promulgate reasonable rules and regulations regarding the Garage, the surface parking areas, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations, all reasonable additions and amendments thereto, and the terms and provisions of the Parking Agreement.

      F. Tenant shall not store or permit its employees to store any automobiles in the Garage or on the surface parking areas without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Garage or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Garage or on the surface parking areas overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

      G. Landlord or the Operator shall have the right to temporarily close the Garage or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Garage or the surface parking areas.

      H. Except in connection with a Permitted Transfer or other Transfer consented to by Landlord pursuant to Section 11 of the lease: (1) Tenant shall not assign or sublease any of the Spaces without the consent of Landlord, and (2) Landlord shall have the right to terminate the agreement contained in this Section II or in the Parking Agreement with respect to any Spaces that Tenant desires to sublet or assign.

      I. Landlord may elect to provide parking cards or keys to control access to the Garage or surface parking areas. In such event, Landlord shall provide Tenant with one card or key for each Space that Tenant is leasing hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

III.  RENEWAL OPTION.

      A. Grant of Option; Conditions. Tenant shall have the right to extend the Term (the "RENEWAL OPTION") for one additional period of 5 years commencing on the day following the Termination Date of the initial Term and ending on the 5th anniversary of the Termination Date (the "RENEWAL TERM"), if:

            1. Landlord receives notice of exercise ("INITIAL RENEWAL NOTICE") not less than 9 full calendar months prior to the expiration of the initial Term and not more than 15 full calendar months prior to the expiration of the initial Term; and

            2. Tenant is not in Default under the Lease at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (as defined below); and

            3. Not more than 50% of the Premises is sublet (other than pursuant to a Permitted Transfer, as defined in Section 11.04 of the Lease) at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice; and

            4. The Lease has not been assigned (other than pursuant to a Permitted Transfer, as defined in Section 11.04 of the Lease) prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Notice.

      B.    Terms Applicable to Premises During Renewal Term.

            1. The initial Base Rent rate per rentable square foot for the Premises during the Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises. Base Rent during the Renewal Term shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of
                  Section 4 of the Lease.

            2. Tenant shall pay Additional Rent (i.e. Taxes and Expenses) for the Premises during the Renewal Term in accordance with
                  Section 4 of the

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

                  Lease, and the manner and method in which Tenant reimburses Landlord for Tenant's share of Taxes and Expenses and the Base Year, if any, applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the Renewal Term.

      C. Procedure for Determining Prevailing Market. Within 30 days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Renewal Term. Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice ("BINDING NOTICE") of Tenant's exercise of its Renewal Option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "REJECTION NOTICE"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 15 day period, Tenant's Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Renewal Term. When Landlord and Tenant have agreed upon the Prevailing Market rate for the Premises, such agreement shall be reflected in a written agreement between Landlord and Tenant, whether in a letter or otherwise, and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within 30 days after the date Tenant provides Landlord with the Rejection Notice, Tenant's Renewal Option shall be deemed to be null and void and of no force and effect.

      D. Renewal Amendment. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the "RENEWAL AMENDMENT") to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Renewal Amendment shall be sent to Tenant within a reasonable time after Landlord's receipt of the Binding Notice or other written agreement by Landlord and Tenant regarding the Prevailing Market rate, and Tenant shall execute and return the Renewal Amendment to Landlord within 15 days after Tenant's receipt of same, but, upon final determination of the Prevailing Market rate applicable during the Renewal Term as described herein, an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

      E. Definition of Prevailing Market. For purposes of this Renewal Option, "PREVAILING MARKET" shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Bellevue central business district. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

IV.   ROOF SPACE FOR DISH/ANTENNA.

      A. At any time during the Term, Tenant may deliver to Landlord written notice (a "ROOF SPACE NOTICE"): (i) stating that Tenant wishes to lease space on the roof of the Building for the purpose of installing, operating and maintaining a 24 (or smaller) inch dish/antenna or other communication device approved by the Landlord (the "DISH/ANTENNA"), (ii) setting forth a general description of, and precise specifications for, the Dish/Antenna (collectively, the "PLANS AND SPECIFICATIONS"), and (iii) specifying the size of such space that Tenant desires to lease (which size shall be measured in terms of square footage and shall in any event be not greater than 50 square feet). Within 10 Business Days after

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

            receiving the Roof Space Notice, Landlord shall provide Tenant with written notice (the "ADVICE"): (x) as to whether, as of the date of Landlord's receipt of the Roof Space Notice, there is available for lease (or there can be made available for lease without material cost to Landlord and solely through Landlord's delivery of 30 days' prior written notice to any party then leasing the same) space on the roof of the Building ("QUALIFIED ROOF SPACE") that (1) is, in Landlord's sole good faith discretion, suitable for the installation, operation and maintenance of the Dish/Antenna as described in the Plans and Specifications, and (2) has a size satisfying the requirements set forth in the Roof Space Notice; (y) if no Qualified Roof Space is available for lease (and no Qualified Roof Space can be made available for lease without material cost to Landlord and solely through Landlord's delivery of 30 days' prior written notice to any party then leasing such Qualified Roof Space), as to whether the Reserved Roof Space (defined in Section IV.B below) would have been a Qualified Roof Space if the size of the Reserved Roof Space had satisfied the size requirements of the Roof Space Notice (but the Reserved Roof Space had otherwise been unchanged); and (z) specifying the commencement date for any space on the roof that may be described in the Advice pursuant to either of the preceding clauses (x) and (y) (i.e., a Qualified Roof Space or the Reserved Roof Space) and may be leased by Tenant pursuant to this Section IV.A (which commencement date shall be not later than 45 days after the date on which Landlord delivers the Advice). For purposes hereof, a space on the roof of the Building shall not be deemed to be "available for lease" as of a particular date if, as of such date, either (i) any other party has a right to lease, occupy or use such space during all or any portion of the balance of the Term, or (ii) a then-existing tenant that is leasing such space has expressed to Landlord, in writing, its bona fide interest in extending or renewing its lease for such space or in entering into a new lease for such space and Landlord is then engaged in good faith negotiations with such existing tenant regarding such possible extension or renewal. If, as of the date on which Landlord receives the Roof Space Notice, Qualified Roof Space is available for lease (or can be made available for lease without material cost to Landlord and solely through Landlord's delivery of 30 days' prior written notice to any party then leasing such Qualified Roof Space), Tenant shall lease such Qualified Roof Space (or, if more than one Qualified Roof Space is available for lease or can so be made available for lease, then Tenant shall lease that Qualified Roof Space which is selected by Landlord in its sole and absolute discretion, as stated in the Advice) on the terms set forth in
            Section IV.E below. If, as of the date on which Landlord receives the Roof Space Notice, Qualified Roof Space is not available for lease (and no Qualified Roof Space can be made available for lease without material cost to Landlord and solely through Landlord's delivery of 30 days' prior written notice to any party then leasing such Qualified Roof Space), then, at Tenant's option (which shall be exercised by written notice to Landlord delivered within 10 Business Days after Tenant's receipt of the Advice), either (i) Tenant shall have the right to lease the Reserved Roof Space on the terms set forth in Section IV.E below, but only if the Reserved Roof Space would have been a Qualified Roof Space if the size of the Reserved Roof Space had satisfied the size requirements of the Roof Space Notice (but the Reserved Roof Space had otherwise been unchanged), or (ii) commencing on the date on which Landlord receives the Roof Space Notice, Tenant shall have a right of first offer (the "RIGHT OF FIRST OFFER") with respect to the first Qualified Roof Space that becomes available for lease after such date. The Right of First Offer shall be a one-time right of first offer, and shall be exercised as follows: within 10 Business Days after Landlord has determined that a Qualified Roof Space has become available for lease, Landlord shall provide Tenant with written notice (the "ROFO NOTICE") that Landlord is prepared to lease such Qualified Roof Space to Tenant for the remainder of the Term. Upon receipt of a ROFO Notice, Tenant may exercise its Right of First Offer to lease the Qualified Roof Space described therein, on the terms set forth in Section IV.E below, by delivering written notice of exercise to Landlord (the "NOTICE OF EXERCISE") within 5 Business Days after the date of Tenant's receipt of the ROFO Notice.

      B. Notwithstanding anything herein to the contrary, Landlord represents and warrants to Tenant that a space on the roof of the Building which has a size of not less than 25 square feet nor more than 50 square feet and, in Landlord's reasonable judgment, is suitable for the installation, operation and maintenance of a dish/antenna or other communication device of a type typically installed by tenants of class "A" office buildings (the "RESERVED ROOF SPACE") will, as of the date on which Landlord receives the Roof Space Notice, either (i) be available for lease, or (ii) be capable of being made available for lease without material cost to Landlord and solely through Landlord's delivery of 30 days' prior written notice to any party then leasing such space; provided, however, that, not having received the Plans and Specifications as of the date hereof, Landlord does not represent or warrant that the Reserved Roof Space will be suitable for the installation, operation and maintenance of the Dish/Antenna as described in the Plans and Specifications. If the Reserved Roof Space is a Qualified Roof Space but is not available for lease as of the date on which Landlord receives the Roof Space Notice, then Landlord shall, within 5 Business Days after such date, deliver the written notice necessary to cause the Reserved Roof Space to be made available for lease (as contemplated by clause (ii) of the preceding sentence).

      C. Notwithstanding anything in Section IV.A above to the contrary, Tenant shall have no right to lease any space on the roof of the Building, and Landlord shall not be required to provide Tenant with an Advice or a ROFO Notice, as applicable, if, as of the date on which Landlord would otherwise be required to provide such Advice or ROFO Notice:

            1.    a Default has occurred and is then continuing; or

            2. 25% or more of the rentable square footage of the Premises is then sublet (other than pursuant to a Permitted Transfer); or

            3. Tenant is not then occupying a material portion of the Premises; or

            4. such space on the roof of the Building is not intended for the exclusive use of Tenant during the remaining portion of the Term.

      D.    Termination of Right of First Offer; Subordination.

            (i) Any right of Tenant to lease any space on the roof of the Building pursuant to this Section IV shall terminate on the earlier to occur of: (i) the date on which Landlord would have been required to provide Tenant with an Advice or a ROFO Notice if Tenant had not been in violation of one or more of the conditions set forth in Section IV.C above; or (ii) Tenant's failure to deliver any applicable Notice of Exercise within the 5-Business-Day period provided in Section IV.A above.

            (ii) Notwithstanding anything herein to the contrary, Tenant's right to lease any Qualified Roof Space (other than the Reserved Roof Space) pursuant to this Section IV is subject and subordinate to any rights of any tenant of the Building existing on the date of Landlord's receipt of the Roof Space Notice.

      E.    Terms for Roof Space.

            1. The term of any leasing by Tenant of any space on the roof of the Building pursuant to this Section IV shall commence upon the commencement date stated in the Advice or the ROFO Notice, as applicable; provided, however, that such commencement date shall not be later than 45 days after the date on which Landlord delivers such Advice or ROFO Notice.

            2. Tenant shall pay to Landlord $300.00 per month (the "DISH/ANTENNA PAYMENTS") for use of the space on the roof of the Building leased by Tenant (the "ROOF SPACE"). Tenant's rights to install, operate and maintain the Dish/Antenna shall be subject to Section 9.03 of the Lease. The Dish/Antenna Payments shall constitute Additional Rent under the terms of the Lease and Tenant shall be required to make these payments in the same manner and at the same time as other payments of Additional Rent and in strict compliance with the terms of
                  Section 4 of the Lease. Landlord reserves the right, at Landlord's sole cost and expense, to relocate the Roof Space, together with Tenant's Dish/Antenna equipment and appurtenances, as reasonably necessary during the Term. Landlord's designation shall take into account Tenant's use of the

                  Dish/Antenna and the operating efficiency and/or functionality of same. Notwithstanding the foregoing, Tenant's right to install the Dish/Antenna shall be subject to the approval rights of Landlord and Landlord's architect and/or engineer with respect to the plans and specifications of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. The Dish/Antenna must be tagged with weatherproof labels showing manufacturer, model, frequency range, and name of Tenant. In addition, the cable between the Dish/Antenna and Tenant's suite must be tagged in the telecom closet on each floor with a label showing Tenant's name, phone number and suite number. In addition to the Plans and Specifications, all other documents Landlord reasonably requires (and requests in writing not later than the date of Landlord's delivery of the applicable Advice or ROFO Notice) to review the installation of the Dish/Antenna (collectively, the "ADDITIONAL INFORMATION") shall be submitted to Landlord for Landlord's written approval no later than 20 days before Tenant commences to install the Dish/Antenna. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply with the approved Plans and Specifications and Additional Information, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant shall promptly commence and diligently cure the defects. If the Tenant fails to promptly commence and diligently cure the defects, Landlord shall have the right, but not the obligation, to cure the same and Tenant shall pay to Landlord upon demand the cost, as reasonably incurred by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant's sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the "AESTHETIC SCREENING").

            3. Landlord agrees that Tenant, during the term for the Roof Space, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant's authorized representative or contractors, which shall be reasonably approved by Landlord, at Tenant's sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC (defined below) inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits.

            4. It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.

            5. If, in the sole judgment of Landlord, any electrical, electromagnetic, radio frequency or other interference shall result from the operation of any of the Dish/Antenna, Tenant agrees that Landlord may, at Landlord's option, shut down Tenant's equipment upon 8 hours prior notice to Tenant; provided, however, if an emergency situation exists, which Landlord reasonably determines in its sole discretion to be attributable to the

                  Dish/Antenna, Landlord shall immediately notify Tenant orally, who shall act immediately to remedy the emergency situation. Should Tenant fail to so remedy said emergency situation, Landlord may then act to shut down Tenant's equipment. Tenant shall indemnify Landlord and hold it harmless from, and Tenant waives, all expenses, costs, damages, losses, claims or other liabilities arising out of said shutdown. Tenant agrees to cease operations (except for intermittent testing on a schedule approved by Landlord) until the interference has been corrected to the satisfaction of Landlord. If such interference has not been corrected within 30 days, Landlord may require that Tenant immediately remove from the Roof Space the specific item of equipment causing such interference, in which latter case the Dish/Antenna Payments shall be reduced by the portion of the fee applicable to such Dish/Antenna equipment for the remainder of the Term and all other terms and conditions of this Amendment shall remain in full force and effect.

            6. Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the "FCC"), the Federal Aviation Administration ("FAA") or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant's equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects. The Dish/Antenna shall be connected to Landlord's power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant's representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

            7. The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant's right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant's equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord's sole discretion. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord. Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant's agents, employees or contractors.

            8. In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant's option, to perform such work in conjunction with Tenant's contractor. In the event the Landlord contemplates roof repairs that could affect Tenant's Dish/Antenna, or which may result in an interruption of the Tenant's telecommunication service, Landlord shall formally notify Tenant at least 30 days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

            9. Tenant shall not allow any provider of telecommunication, video, data or related services ("COMMUNICATION SERVICES") to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building.

            10. Tenant acknowledges that Landlord may at some time establish a standard license agreement (the "LICENSE AGREEMENT") with respect to the use of Roof Space by tenants of the Building. Tenant, upon request of Landlord, shall enter into such License Agreement with Landlord provided that such agreement does not materially alter the rights or obligations of Tenant hereunder with respect to the Roof Space.

            11. Tenant specifically acknowledges and agrees that the terms and conditions of Section 13 of the Lease (Indemnity and Waiver of Claims) shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

            12. If Tenant is in Default under any of the terms and conditions of this Section IV or the Lease (as described in Section 18 of the Lease), Landlord shall be permitted to exercise all remedies provided under the terms of the Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any. If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of a Default, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any.

                THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK

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                                    EXHIBIT G

                            JANITORIAL SPECIFICATIONS

                       [INSERT JANITORIAL SPECIFICATIONS]

                                       1